EXHIBIT 23.1

           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in the Fofm S-8 registration statement to be filed on or about April 22, 2004, of our report dated December 29, 2003 included in Rim Holdings' Form 10-KSB for the year ended September 30, 2003, and to all references to our firm included in this registration statement.

/s/ Gary Hirth, CPA

GARY HIRTH, CPA

Phoenix, Arizona
April 21, 2004